UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2011

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2010 Executive Incentive Payments

On February 24, 2011, the Compensation Committee (the “Compensation Committee”) of Cobra Electronics Corporation (the “Company”) approved 2010 incentive payments to the Company’s executive officers (other than James R. Bazet, the Company’s Chairman and Chief Executive Officer). Although no incentive payments were payable to such executive officers pursuant to the terms of the Company’s 2010 Executive Incentive Plan based on the Company’s financial results for 2010, in light of the Company’s improved financial performance in 2010, the Compensation Committee approved incentive payments to the Company’s executive officers in the following amounts: Sally Washlow ($10,000), Gerald Laures ($5,000) and Robert Ben ($5,000). The 2010 bonus to be received by Mr. Bazet is set by the terms of his employment agreement.

2011 Executive Incentive Plan

On February 24, 2011, the Compensation Committee adopted the 2011 Executive Incentive Plan (the “Plan”) for the Company’s executive officers (other than Mr. Bazet) (the “Executive Officers”) and certain other key employees. Under the Plan, participants are entitled to earn cash bonus compensation based upon the achievement by the Company of a pre-established performance goal for 2011 outlined in the Plan. The performance goal consists of a targeted operating profit level of the Company. 100% of the “target” award for each participant in the Plan will be based on the Company meeting the target operating profit level. If the target operating profit level is exceeded by an identified amount, each participant will be entitled to receive 105% of his or her respective “target” award. If the target operating profit level is not met but one of three lesser identified operating profit levels is achieved, each participant will be entitled to receive 10%, 30% or 60% of their respective “target” award depending on the level of operating profit achieved. Under the Plan, the “target” award for each Executive Officer (other than Ms. Washlow and Mr. Laures) is 25% of such Executive Officer’s base salary. The “target” award for Ms. Washlow and Mr. Laures is 35% of their respective base salary. For purposes of the Plan, “operating profit” will be calculated based on the Company’s consolidated results, without regard to extraordinary or other nonrecurring items or unusual items in accordance with generally accepted accounting principles unless the Compensation Committee determines that any such item shall not be disregarded. The annual bonus to be received by Mr. Bazet is determined in accordance with the terms of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

By:	/s/ Gerald Laures
Name:	Gerald Laures
Title:	Vice President - Finance

Date: March 2, 2011

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